Exhibit 5.9

May 9, 2006

AMC Entertainment Inc.

920 Main Street

Kansas City, Missouri  64105

Re:               Registration Statement on Form S-4 (File No. 333-133574)

Ladies and Gentlemen:

We have acted as special counsel in the State of Ohio to Loews Richmond Mall Cinemas, Inc. (“Cinemas”) and Mid-State Theatres, Inc. (“Mid-State” and collectively with Cinemas, “the “Guarantors”), which are wholly owned subsidiaries of AMC Entertainment Inc., a Delaware corporation (the “Issuer”), in connection with (i) the proposed issuance by the Issuer in an exchange offer (the “Exchange Offer”) of $325,000,000 aggregate principal amount of the Issuer’s 11% Series B Senior Subordinated Notes due February 1, 2016 (the “Exchange Notes”), which are to be registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for a like principal amount of the Issuer’s outstanding 11% Series A Senior Subordinated Notes due February 1, 2016 (the “Original Notes”), which have not been, and will not be, so registered, (ii) the guarantee of the Exchange Notes pursuant to a Subsidiary Guarantee in the form of Exhibit E to the Indenture, executed by the Guarantors and the other guarantors named therein (the “Guarantees”), and (iii) the preparation of the registration statement on Form S-4 filed by the Issuer, the Guarantors and the other guarantors named therein with the Securities and Exchange Commission (the “Registration Statement”) for the purpose of registering the Exchange Notes and the Guarantees under the Securities Act.

The Original Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture dated as of January 26, 2006, as supplemented by the First Supplemental Indenture dated as of April 20, 2006 (the “Indenture”), among the Issuer, the Guarantors, the other guarantors named in the Indenture, and HSBC Bank USA, National Association, as trustee (the “Trustee”). The terms of the Guarantees are contained in the Indenture, and the Guarantees have been issued pursuant to the Indenture.  Capitalized terms defined in the Indenture and not otherwise defined herein are used herein with the meanings so defined.

This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined such documents and made such other investigation as we have deemed appropriate to render the opinion set forth below.  As to matters of fact material to our opinion, we have relied, without independent verification, on representations made in the Indenture, certificates and other documents and other inquiries of officers of the Guarantors and of public officials.  We have also examined and, with your permission, relied upon originals or conformed copies, certified or otherwise authenticated to our satisfaction, of (a) the Articles of Incorporation and Regulations (denominated as Bylaws) of each Guarantor, (b) resolutions of the Board of Directors of each Guarantor, and (c) certificates of public officials.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto, other than the Guarantors, had or will have the power, corporate or other, to enter into and perform all of their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except as set forth below, the validity and binding effect thereof on such parties.

Our opinions set forth herein are limited to the laws of the State of Ohio that are applicable to securities of the type covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”).  We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined-on law on the opinions herein stated.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.                            Each of the Guarantors is a corporation validly existing and in good standing under the laws of the State of Ohio.

2.                            The Guarantees have been duly authorized by the Guarantors.

3.                            No consent, approval, waiver, license, authorization or other action by, or filing with, any Ohio governmental authority (other than as required by securities laws or regulations, as to which no opinion is given) is required in connection with the performance of the terms and provisions of the Guarantees in accordance with the terms and provisions of the Indenture.

Our opinions set forth above are subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws of general application affecting the rights and remedies of creditors and secured parties, and (ii) general principles of equity and the equitable discretion of courts, including concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding at law or in equity).

We do not express any opinion, and no opinion should be implied or may be inferred, with respect to the validity or enforceability of the Indenture or the Guarantees.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” contained in the Prospectus included therein.  We also hereby consent to Latham & Watkins LLP relying upon this opinion in providing any opinion to be delivered by them in respect of the foregoing.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Porter, Wright, Morris & Arthur LLP